UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2006

FREESCALE SEMICONDUCTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32241	20-0443182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6501 William Cannon Drive West, Austin, Texas 78735

(Address of principal executive offices) (Zip Code)

(512) 895-2000

(Registrant’s telephone number, including area code)

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8—Other Events.

Item 8.01 Other Events

On November 16, 2006, the Company announced the pricing of the private offering by Firestone Acquisition Corporation of its senior and senior subordinated notes. The offering consists of $500 million principal amount of senior floating rate notes due 2014 that will bear interest at a rate of three-month LIBOR plus 387.5 basis points; $1.5 billion principal amount of 9 1/8%/9 7/8% senior PIK-election notes due 2014; $2.35 billion principal amount of 8 7/8% senior fixed rate notes due 2014; and $1.6 billion principal amount of 10 1/8% senior subordinated notes due 2016. The sale of the notes and the merger are expected to close on December 1, 2006, subject to certain closing conditions. A copy of the press release is filed as Exhibit 99.1 and incorporated by reference herein.

Section 9—Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1        Press release issued on November 16, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESCALE SEMICONDUCTOR, INC.

By:	/s/ Mark Mouritsen
Name:	Mark Mouritsen
Title:	Assistant Secretary

Date: November 16, 2006

Exhibit Index

Exhibit Number	Description
99.1	Press release issued on November 16, 2006.